UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 17, 2013

Cracker Barrel Confirms Receipt of Letter from Biglari

LEBANON, Tenn.—(BUSINESS WIRE) — Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today confirmed that it has received a letter from Biglari Capital Corp., an affiliate of Biglari Holdings Inc. The Company said it will respond to the letter in due course.

Tomorrow the Company will discuss its financial results for the quarter and fiscal year ended August 2, 2013, and provide its outlook for fiscal 2014.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq:CBRL) was established in 1969 in Lebanon, Tenn. and operates 624 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting and any special meeting that may be called by Cracker Barrel’s shareholders. Cracker Barrel has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from Cracker Barrel shareholders for the 2013 Annual Meeting, and may file a proxy statement in connection with any such special meeting. When completed, a definitive proxy statement and a form of proxy will be mailed to Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2013 ANNUAL MEETING, ANY PROXY STATEMENT OR OTHER DOCUMENTS THAT MAY BE FILED IN CONNECTION WITH ANY SPECIAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with Cracker Barrel’s 2013 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Cracker Barrel’s directors and executive officers in Cracker Barrel securities is set forth in the proxy statement and other materials to be filed with the SEC in connection with Cracker Barrel’s 2013 Annual Meeting. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL - F

Cracker Barrel Old Country Store, Inc.

Investor:

Lawrence E. Hyatt, 615-235-4432

or

Media:

Jeanne Ludington, 615-443-9115